EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the ING Americas Savings Plan and ESOP of our report dated March 19, 2003, with respect to the consolidated financial statements of Bank Brussels Lambert SA/NV, not included in the ING Groep N.V. Annual Report on Form 20-F for the year ended December 31, 2002.

Brussels, Belgium
September 15, 2003

Ernst & Young Reviseurs d’Enterprises S.C.C.
represented by

/s/ Marc Van Steenvoort
Marc Van Steenvoort
Partner